EXHIBIT 99.1
December 21, 2010
Board of Directors
Berkshire Hills Bancorp, Inc.
24 North Street
Pittsfield, Massachusetts 02101
To the Board of Directors:
     The undersigned (“Shareholder”) is an executive officer or director of Legacy Bancorp, Inc. (“Legacy”) and the beneficial holder of shares of common stock of Legacy (the “Legacy Common Stock”).
     Berkshire Hills Bancorp, Inc. (“Berkshire Hills Bancorp”) and Legacy are considering the execution of an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Berkshire Hills Bancorp will acquire Legacy (the “Merger”). The execution of the Merger Agreement by Berkshire Hills Bancorp is subject to the execution and delivery of this letter agreement (the “Agreement”). All terms used herein but not defined herein shall have the meaning set forth in the Merger Agreement.
     Shareholder, to induce Berkshire Hills Bancorp to execute and deliver to Legacy the Merger Agreement, agrees and undertakes, solely in his or her capacity as a stockholder of Legacy, and not in his or her capacity as a director or officer of Legacy, as follows:
     1. This Agreement shall not apply to those shares of Legacy Common Stock, if any (the “Excluded Shares”), that Shareholder (i) may exercise voting or investment power as a fiduciary for others or (ii) as to which Shareholder does not have, directly or indirectly, voting power. As of the date hereof, the undersigned has voting power with respect to                        shares of Legacy Common Stock, other than Excluded Shares, if any.
     2. While this Agreement is in effect Shareholder shall not, directly or indirectly, (a) sell or otherwise dispose of or encumber before the record date of Legacy’s Shareholder Meeting, as defined in the Merger Agreement, any or all of his or her shares of Legacy Common Stock, whether such shares are beneficially owned by the Shareholder on the date of the Agreement or are subsequently acquired, to any person other than (i) pursuant to the Merger or (ii) in a Permitted Transfer (as hereinafter defined), or (b) deposit any shares of Legacy Common Stock into a voting trust or enter into a voting agreement or arrangement with respect to any shares of Legacy Common Stock or grant any proxy with respect thereto, other than to other members of the Board of Directors of Legacy to vote to approve the Merger Agreement and the Merger and matters related thereto. For the avoidance of doubt, no reference to “beneficial ownership” hereunder shall be interpreted to require Shareholder to exercise Legacy Stock

Options at any time. For the purposes of this Agreement, “Permitted Transfer” means any of the following transfers: (i) a transfer by will or operation of law, in which case this Agreement shall bind the transferee, (ii) a transfer pursuant to any pledge agreement existing as of the date of this Agreement, subject to the pledgee agreeing in writing to be bound by the terms of this Agreement, (iii) a transfer for estate and tax planning purposes, including any transfer to relatives, trusts and charitable organizations, subject in each case to the transferee agreeing in writing to be bound by the terms of this Agreement, (iv) a transfer from Shareholder to one or more other shareholders of Legacy who are bound by terms of a comparable voting agreement with Berkshire Hills Bancorp, and (v) a Transfer made with the prior written consent of Berkshire Hills Bancorp.
     3. While this Agreement is in effect Shareholder shall vote or cause to be voted all of the shares of Legacy Common Stock that Shareholder shall be entitled to so vote, whether such shares are beneficially owned by the Shareholder on the date of this Agreement or are subsequently acquired, whether pursuant to the exercise of stock options or otherwise, (less any Legacy Common Stock subsequently disposed of pursuant to a Permitted Transfer), for the approval of the Merger Agreement and the Merger at Legacy’s Shareholder Meeting.
     4. Shareholder acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief that may be available, Berkshire Hills Bancorp shall be entitled to temporary and permanent injunctive relief without having to prove actual damages.
     5. This Agreement shall only apply to actions taken by Shareholder in his or her capacity as a shareholder of Legacy and, if applicable, shall not in any way limit or affect actions the undersigned may take in his or her capacity as a director, officer, or employee of Legacy. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of Shareholder to comply with whatever fiduciary duties he or she may have as a director, officer or employee of Legacy and none of the terms of this Agreement shall be deemed to prohibit or prevent any director or executive officer from exercising his or her fiduciary obligations in the context of a Superior Proposal pursuant to Section 6.11 of the Merger Agreement.
     6. This Agreement shall automatically terminate upon the earlier of (i) the favorable vote of Legacy’s shareholders with respect to the approval of the Merger Agreement and the Merger, (ii) the termination of the Merger Agreement in accordance with its terms, or (iii) upon mutual written agreement of the parties to terminate this Agreement. Shareholder shall have the right to terminate this Agreement unilaterally if the Merger Agreement is amended to decrease the Merger Consideration, provided that Shareholder sends notice to Berkshire Hills Bancorp of Shareholder’s election to terminate within three (3) Business Days after the public announcement of such amendment, in which case this Agreement shall terminate on the date Berkshire Hills Bancorp receives such notice.
     7. Nothing contained in this Agreement shall be deemed to vest in Berkshire Hills Bancorp any direct or indirect ownership or incidence of ownership of or with respect to any of the Legacy Common Stock. All rights, ownership and economic benefits of and relating to the

Legacy Common Stock shall remain and belong to the applicable Shareholder and Berkshire Hills Bancorp shall have no power or authority to direct any Shareholder in the voting of any of the Legacy Common Stock or the performance by any Shareholder of its duties or responsibilities as a shareholder of Legacy, except as otherwise provided herein.
     8. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Merger Agreement is executed by all parties thereto, and (b) this Agreement is executed by Shareholder and Berkshire Hills Bancorp.
     IN WITNESS WHEREOF, Shareholder has executed this agreement as of the date first above written.

Very truly yours,

Print Name

Accepted and agreed to as of the date first above written:

Berkshire Hills Bancorp, Inc.

Michael P. Daly
President and Chief Executive Officer